Exhibit 32.0
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2014	/s/ Glenn S. Welch
Glenn S. Welch
Chief Executive Officer and President

Date: May 14, 2014	/s/ Robert A. Massey
Robert A. Massey
Chief Financial Officer and Treasurer